Exhibit 99.1

NEWS RELEASE – for release 0600 Central, Monday 12 March 2018

Tellurian updates timing and strategy for future upstream acquisitions and related financing

HOUSTON, Texas – (BUSINESS WIRE) March 12, 2018 — Tellurian Inc. (NASDAQ: TELL) and its wholly owned subsidiary Driftwood Holdings LLC today provided an update on its upstream acquisition and financing strategy. Tellurian began building its upstream portfolio in November 2017 and continues its focus on acquiring core Haynesville shale assets.

President and CEO Meg Gentle said, “Tellurian plans to acquire 15 trillion cubic feet (tcf) of natural gas over the project life as part of our overall integrated strategy for the development of Driftwood Holdings. We are looking primarily in the Haynesville shale and are speaking with many producers, but we have no transaction close to completion at this point. Any asset acquisition would occur at the Driftwood Holdings level and would be financed from proceeds of third-party investments in Driftwood Holdings. We continue to make very good progress in our discussions with third-party investors, expect to execute agreements in Driftwood Holdings over the next few months, and be in a position to close funding of phase one for 11 million tonnes between the third and fourth quarters of 2018.”

Driftwood Holdings will construct and operate a standalone U.S.-based integrated liquefied natural gas business. Tellurian announced in January that it had engaged Goldman Sachs & Co. LLC (Goldman Sachs) and SG Americas Securities, LLC (Societe Generale) to serve as financial advisors for Driftwood Holdings LLC, a wholly owned subsidiary of Tellurian formed to own and operate Tellurian’s gas producing assets, pipeline assets, and the Driftwood LNG export facility. Tellurian is offering equity interests in Driftwood Holdings at a cost of $1,500 per tonne in exchange for liquefied natural gas at cost.

1201 Louisiana Street Suite 3100  |  Houston, TX 77002  |  TEL + 1 832 962 4000  |  www.tellurianinc.com

About Tellurian Inc.

Tellurian was founded by Charif Souki and Martin Houston and is led by President and CEO Meg Gentle. Tellurian intends to create value for shareholders by building a low-cost, global natural gas business, profitably delivering natural gas to customers worldwide. Tellurian is developing a portfolio of natural gas production, LNG trading, and infrastructure that includes an ~ 27.6 mtpa LNG export facility and an associated pipeline. Tellurian is based in Houston, Texas, and its common stock is listed on the Nasdaq Capital Market under the symbol “TELL”.

For more information, please visit www.tellurianinc.com.

Follow us on Twitter at twitter.com/TellurianLNG

CAUTIONARY INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. The words “anticipate,” “assume,” “believe,” “budget,” “estimate,” “expect,” “forecast,” “initial,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “will,” “would,” “proposed”, and similar expressions are intended to identify forward-looking statements. Forward-looking statements herein relate to, among other things, potential future acquisition and financing transactions. These statements involve a number of known and unknown risks, which may cause actual results to differ materially from expectations expressed or implied in the forward-looking statements. These risks include the matters discussed in Item 1A of Part II of the Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 filed by Tellurian with the Securities and Exchange Commission (the “SEC”) on November 9, 2017, and other filings with the SEC, all of which are incorporated by reference herein. Acquisition and financing transactions may not occur in the timeline or on the terms anticipated, may be structured differently than expected, and may not be available at all. The forward-looking statements in this press release speak as of the date of this release. Although Tellurian may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so except as required by securities laws.

Contact

Media:

Joi Lecznar

SVP Public Affairs and Communication

Phone +1.832.962.4044

joi.lecznar@tellurianinc.com

Investors:

Amit Marwaha

Director, Investor Relations

Phone +1.832.485.2004

amit.marwaha@tellurianinc.com

1201 Louisiana Street Suite 3100  |  Houston, TX 77002  |  TEL + 1 832 962 4000  |  www.tellurianinc.com